Exhibit 10.12
WESTAIM BIOMEDICAL CORP.
- and -
WESTAIM BIOMEDICAL INC.
(as Grantors)
- and -
MONTREAL TRUST COMPANY OF CANADA
(as Trustee)

TRUST INDENTURE

May 8,2001
Fraser Milner Casgrain LLP
Gowling Lafleur Henderson LLP

- i -

- ii -

- iii -
SCHEDULE A — LIST OF WESTAIM PATENTS AND PATENT APPLICATIONS
SCHEDULE B — FORM OF CERTIFICATE

     THIS TRUST INDENTURE made as of May 8,2001.
AMONG:
     WESTAIM BIOMEDICAL CORP., a corporation incorporated under the laws of the Province of Alberta
OF THE FIRST PART
- and -
     WESTAIM BIOMEDICAL INC., a corporation incorporated under the laws of Delaware
OF THE SECOND PART
     (each a “Corporation” and collectively referred to as the “Corporations” or “Westaim”)
- and -
     MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and duly authorized to carry on a trust business in each Province of Canada
                 (the “Trustee”)
OF THE THIRD PART
               WHEREAS Westaim is the owner of the Westaim Patent Rights and has entered into a License Agreement pursuant to which it has granted Licenses to the Initial Licensee in respect thereof;
               AND WHEREAS the Initial Licensee has requested, and the Corporations have agreed to grant, certain security in the Westaim Patent Rights to secure the Obligations of the Corporation in respect of the Licenses granted to the Initial Licensee as herein provided;

          AND WHEREAS Westaim anticipates granting additional Licenses with respect to the Westaim Patent Rights from time to time and intends that the Holders thereof shall also have the benefit of such security hereunder;
          AND WHEREAS each of the Corporations, under its respective constating documents and the laws relating thereto, is duly authorized to grant the Licenses and the security for the Obligations as herein provided;
          AND WHEREAS all things necessary have been done and performed to make the Licenses, when entered into by the Corporations and registered by the Trustee as in this Trust Indenture provided, legal, valid and binding obligations of the Corporations with the benefits and subject to the terms of this Trust Indenture;
          AND WHEREAS the foregoing recitals are made as representations and statements of fact by each of the Corporations and not by the Trustee;
          NOW THEREFORE THIS TRUST INDENTURE WITNESSES and it is hereby agreed and declared as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
          In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided:
     “Affiliates” means any Person that directly or indirectly controls, is controlled by or under common control with another Person. A Person shall be deemed to “control” another Person it the Person owns, directly or indirectly, more than fifty percent of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such Person. If the laws of the jurisdiction in which such Person operates prohibit ownership of more than fifty percent, control shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction.
     “Assignments” means the specific assignments of each Westaim Patent Right in the appropriate form for registration at the applicable intellectual property registry offices, to be executed by Westaim and deposited with the Trustee pursuant to the terms of Article 4 hereof;
     “Authorized Investments” means investments in securities, instruments or other obligations of the Canadian or United States Government or obligations fully guaranteed by the Canadian or United States Government, in each case due within one year from the date of purchase and payable in Canada or the United States of America in Canadian Dollars or U.S. Dollars.
          “Business Day” means any day, other than a Saturday or Sunday, on which banks and other financial institutions are open for business in Calgary, Alberta.

          “Canadian Dollar” or ‘Cdn. $” means a dollar or other equivalent unit in such coin or currency of the Government of Canada as at the time shall be legal tender for the payment of public and private debts.
          “Certificate of the Corporations”, ‘Order of the Corporations” or ‘Request of the Corporations” mean, respectively, a written certificate, order or request signed in the name of each of the Corporations by (a) any one of its Chairman, Chief Executive Officer, President, or Chief Financial Officer, or (b) by any Vice-President or the Treasurer together with any other Vice President or any Assistant Treasurer, Secretary, Assistant Secretary or Director, and may consist of one or more instruments so executed.
          “Certified Resolution” means a copy of a resolution certified by an officer or Director of a Corporation to have been duly passed by the Directors thereof and to be in full force and effect on the date of such certification.
          “Collateral” has the meaning set out in Section 4.1 hereof.
          “Corporations” means Westaim Biomedical Corp., a corporation incorporated under the laws of the Province of Alberta, and Westaim Biomedical Inc., a corporation incorporated under the laws of Delaware, and includes any successor corporation thereto, and “Corporation” means either of them.
          “Counsel” means a barrister, solicitor or attorney or a firm of barristers and solicitors or attorneys (who may be counsel for the Corporations) retained or employed by the Trustee or retained or employed by the Corporations and acceptable to the Trustee, acting reasonably.
          “Default” means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.
          “Director” means, in respect of either Corporation, a director of the Corporation for the time being, and “Directors” means the board of directors of such Corporation or, whenever duly empowered, the executive committee (if any) of the board of directors of the Corporation, for the time being, and reference without more to action by the Directors means action by the directors of the applicable Corporation as a board or action by the executive committee of the board as a committee.
          “Enforcement” means a declaration made by the Trustee at a time at which an Event of Default shall have occurred and be continuing in accordance with Section 6.2, either in the Trustee’s own discretion or upon receipt of a Licenseholders’ Request, that the Security constituted by Article 4 has become enforceable.
          “Event of Default” has the meaning set out in Section 6.1(1).
          “Extraordinary Resolution” has the meaning set out in Section 8.12.
          “Indenture Legislation” has the meaning set out in Subsection 10.11(1).

          “Initial Licensee” means, collectively, Smith & Nephew Inc., Smith & Nephew, Inc. and T.J. Smith and Nephew Limited and their respective successors and permitted assigns.
          “License” means a license under the Westaim Patent Rights to make, have made, use, market, promote, distribute and/or sell (or any one or more of those rights or any other rights as may have been granted pursuant to a License Agreement) specified products in a specified field in a specified territory.
          “Licensee” means any person to whom a License is granted by the Corporations, or either of them, including without limitation, the Initial Licensee, and ‘Licensees” means any two or more or such persons or all of them as the context may require.
          “License Agreement” means the agreements and instruments pursuant to which a License has been granted, including all agreements which define the rights in respect of the Westaim Patent Rights created thereby and prescribe the consideration payable by, and the ongoing obligations of, the Licensee in respect thereof, as amended, supplemented, restated or replaced from time to time.
          “License Documentation” has the meaning ascribed thereto in Section 2.1.
          “License Security” has the meaning ascribed thereto in Section 4.1 hereof.
          “Licenseholders” or ‘Holders” means the persons whose names are for the time being entered in the register as holders of Licenses.
          “Licenseholders’ Request” means an instrument signed in one or more counterparts by a Holder requesting the Trustee to take the action or proceeding specified therein.
          “Lien” means any mortgage, pledge, hypothec, security interest, encumbrance, lien, privilege or charge of any kind (including any agreement to give any of the foregoing and remedial or collection rights under any conditional sale or other title retention agreement).
          “Non-Disturbance Agreement” means an agreement in form and substance satisfactory to the Trustee pursuant to which a person who now has or may acquire any Lien or other interest in the Westaim Patent Rights agrees to observe and be bound by all of the Licenses from time to time registered hereunder.
          “Obligations” has the meaning set out in Section 4.2 hereof.
          “Officers’ Certificate” of any person (other than an individual) means a written certificate signed in the name of such person by any two of its Chairman, Chief Executive Officer, President, any Vice-President, Treasurer, any Assistant Treasurer, Secretary and any Assistant Secretary, and may consist of one or more certificates so executed.

          “Opinion of Counsel” means a written (opinion of a firm of barristers and solicitors, who may be counsel to the Corporations, and who shall be retained by or acceptable to the Trustee, acting reasonably.
          “Permitted Liens” means, with respect to any person, the following:
(a)	Liens for taxes, rates, assessments or other governmental charges or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by or on behalf of that person;

(b)	undetermined or inchoate statutory Liens or statutory rights of distress which have not at such time been filed or exercised, or which relate to obligations not due or payable, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by or on behalf of that person; and

(c)	any Lien provided that (1) the holder thereof has expressly agreed that, in respect of the Collateral, such Lien shall be subordinate to the Lien created in favour of the Trustee hereunder in all respects, (2) such holder has entered into a Non-Disturbance Agreement in favour of the Trustee and the Licensees, and (3) such holder has agreed that it will not assign or dispose of such Lien nor any interest it may acquire in the Westaim Patent Rights except to and in favour of a person who has entered into a Non-Disturbance Agreement with the Trustee.
          “PPSA” means the Personal Property Security Act (Alberta) and regulations thereunder, as amended from time to time.
          “person” means an individual, corporation, body corporate, partnership, joint venture or other unincorporated association, trust, government or governmental authority.
          “Replacement License” has the meaning ascribed thereto in Section 6.2(a) hereof.
          “Subsidiary” has the meaning ascribed to such term in the Business Corporations Act (Alberta).
          “Successor” has the meaning set out Section 7.1.
          “Trust Indenture”, “this Trust Indenture”, “Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Trust Indenture and not to any particular Article, Section, Subsection, paragraph, subparagraph, clause, subclause or other portion hereof, and include any and every supplemental indenture; and “supplemental indenture” and “indenture supplemental hereto” include any and every indenture, deed or instrument supplemental or ancillary hereto or in implementation hereof; and the expressions “Article”, “Section”, “Subsection”, “paragraph”, “subparagraph”, “clause” and “subclause” followed by a number and/or a letter mean and refer to the specified Article, Section, Subsection, paragraph, subparagraph, clause or subclause of this Trust Indenture.
          “Trustee” means Montreal Trust Company of Canada, and, subject to Section 10.14, any successor to Montreal Trust Company of Canada, for the time being in the trusts hereby created, as trustee on behalf of the various persons who shall from time to time be Holders.
          “U.S. Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.
          “Westaim Patent Rights” means all rights owned by Westaim in any of the following:
(a)	the patents listed on Schedule A;

(b)	any patent issuing on any patent application identified in Schedule A hereto; and

(c)	any patent issuing from any continuing applications of those patents or patent applications, including any divisions, continuations, and continuation-in-part applications, as well as any patents issuing on any reissue and/or reexamination application, and including any patent term restoration of any such patents.
Westaim Patent Rights also includes all rights owned by Westaim in any foreign patents and patent applications which correspond to those described in the preceding sentence and in any patents or patent applications that claim improvements made solely by employees of Westaim acting in the course of their employment or by others acting on behalf of Westaim who have assigned their rights with respect thereto to Westaim.
          Except for the terms defined in this Indenture, all terms defined in the PPSA which are used in this Indenture shall have the meanings specified in such Act.
1.2 Interpretation Not Affected by Headings
          The division of this Trust Indenture into Articles, Sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Trust Indenture or of the Licenses.
1.3 Extended Meaning
          Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa.
1.4 Applicable Law
          This Trust Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

1.5 Language
          The parties hereto expressly request and require that this Trust Indenture and all other documents related thereto be drawn up in English. Les parties aux présentes conviennent et exigent que cette acte de fiducie et tous les documents qui s’y rattachent soient rédigés en anglais.
1.6 Time of Essence
          Time shall be of the essence of this Trust Indenture.
1.7 Day Not a Business Day
          In the event that any day on which, or on or before which, any action is taken or required to be taken hereunder or under the Licenses is not a Business Day, then such action shall be deemed to be taken or shall be deemed to be required to be taken on or before the required time on the next succeeding day that is a Business Day.
1.8 Meaning of Day
          Unless otherwise expressly provided herein, any reference in this Trust Indenture to anything to be calculated or recorded, on or before, by, as of or after any date shall mean such thing is to be calculated or recorded, on or before, by, as of or after 4:30 p.m. (Calgary time) on that date.
1.9 References to Dollar Amounts
          All references in this Trust Indenture and in the Licenses to sums of money shall be, unless the contrary is expressly indicated, to sums in Cdn. Dollars.
1.10 Currency Conversion
          Where for the purposes of this Trust Indenture it is necessary to convert on any particular day, or for any particular period, an amount expressed in Cdn. Dollars into U.S. Dollars, such conversion, unless otherwise expressly provided herein, shall be effected at the inverse of the noon rate of exchange for such day, or the last day of such period, as reported by the Bank of Canada for conversion of U.S. Dollars into Cdn. Dollars.
1.11 Severability
          Each of the provisions in this Trust Indenture and each License is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof or thereof.
1.12 Schedules
          The following schedules are annexed hereto and are deemed to be a part hereof:

Schedule A — List of Westaim Patents and Patent Applications
Schedule B — Form of Certificate
ARTICLE 2
LICENSES
2.1      Registration of Licenses
          The Corporations confirm to the Trustee that they have issued Licenses to the Initial Licensee and are concurrently delivering to the Trustee the License Documentation applicable thereto. The Corporations direct the Trustee to record such Licenses in the register maintained by it pursuant to Section 3.1 hereof and covenant and agree that such Licenses and the Holder thereof from time to time shall be entitled to the benefit hereof. From time to time the Corporations may create additional Licenses, and the Licensees thereunder shall be entitled to the benefit hereof provided that the Corporations deliver the following to the Trustee in respect of any such License (collectively, the “License Documentation”):
(a)	a Certified Resolution authorizing the grant of such License and the execution, delivery and performance of the License Agreements relating thereto and specifying that such License shall be entitled to the benefit hereof;

(b)	a Certificate of each Corporation that (1) the rights granted by such License do not conflict with the rights granted pursuant to any other License which is then in existence and entitled to the benefit hereof, (2) the Corporation is not in default in the performance of any of its covenants herein contained, and (3) the Corporation has complied with all other conditions of this Trust Indenture in connection with the grant of such License;

(c)	an Order of the Corporations specifying the initial Holder of such License and directing the registration of such License pursuant to Section 3.1 hereof;

(d)	an Opinion of Counsel in favour of the Trustee confirming the matters referred to in clause (b)(l) of this Section and otherwise to the effect that all legal requirements in connection with the grant of the License have been complied with;

(e)	an acknowledgement of the Holder of such License agreeing to be bound by the provisions of Section 5.3 hereof with respect to the Trustee’s remuneration and expenses; and

(f)	such reports and certificates, if any, as may be required by any provision hereof or of Indenture Legislation in connection therewith.

If and whenever any License Agreement is amended, supplemented, restated or replaced, Westaim shall promptly provide a copy thereof to the Trustee.
2.2 Licensees to Rank Equally
          Each Licensee shall rank equally in priority with respect to the distribution of their proportionate share of any Obligations in the nature of damages or economic losses.
2.3 Certification of Registration by Trustee
(1)	No License shall entitle the Licensee to the benefit hereof until the Trustee has acknowledged in writing to the Corporations and such Licensee that such License has been accepted for registration hereunder substantially in the form of the certificate set out in Schedule B or in some other form as may be approved by the Trustee, whose approval shall be conclusively evidenced by the certification thereof by or on behalf of the Trustee. Such certification by or on behalf of the Trustee upon any License shall be conclusive evidence that the License so certified has been registered and is entitled to the benefit hereof.

(2)	The certificate by or on behalf of the Trustee on Licenses shall not be construed as a representation or warranty by the Trustee as to the validity of this Trust Indenture or of the License (except the due registration thereof) or as to the performance by the Corporations of its obligations under this Trust Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Licenses or any of them
ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP
3.1 Register
(1)	Each of the Corporations shall cause to be kept by the Trustee, at the principal offices of the Trustee in Calgary, registers in which shall be entered the names and addresses of the Holders and particulars of the Licenses held by them respectively, and of all transfers of such Licenses. Such registration shall be noted on the Licenses by the Trustee or other registrar.

(2)	No transfer of a License shall be valid for purposes hereof unless made on one of the registers herein provided for upon the delivery to the Trustee of an originally executed transfer of the License endorsed for transfer by the Holder or the executor, administrator or other legal representative of, or an attorney for, the Holder duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe to confirm the effectiveness of such transfer.

3.2 Transferee Entitled to Registration
          The transferee of a License shall, after the appropriate form of transfer and the License is lodged with the Trustee or other registrar, and upon compliance with all other conditions in that behalf required by this Trust Indenture or by law, be entitled to be entered on the register as the Licenseholder and shall be entitled to the benefit hereof.
3.3 Charges for Transfer
(1)	For each License registered or transferred, the Trustee or other registrar may, subject to any limitation prescribed by law, make a reasonable charge.

(2)	Payment of any such charges and reimbursement of the Trustee or other registrar or the Corporations for any transfer taxes or other governmental charges required to be paid shall be made by the party requesting such exchange, registration or transfer as a condition precedent thereto.
3.4 Registers Open for Inspection
          The registers hereinbefore referred to shall at all reasonable times be open for inspection by the Corporations, the Trustee or any registered Licenseholder. Every registrar (including the Trustee) from time to time shall:
(a)	at the request of the Corporations or of the Trustee, furnish the Corporations or the Trustee with a list of the names and addresses of the Holders entered on the register kept by such registrar, provided, if such request is being made by the Corporations, the Trustee or other registrar may, subject to any limitation prescribed by law, make a reasonable charge; and

(b)	at the request of any registered Licenseholder made at any time after a Default or Event of Default has occurred and while such Default or Event of Default is continuing, and upon receipt of a Licenseholders’ Request, furnish such a list to such Holder;
in each case as soon as practicable following such request and, in any event, not later than two Business Days thereafter.
3.5 Ownership of Licenses
(1)	Unless otherwise required by law, the person in whose name any License is registered shall for all purposes of this Trust Indenture be and be deemed to be the owner thereof and all amounts payable or property deliverable under this Trust Indenture in respect thereof shall be made only to or upon the order in writing of such Holder.

(2)	The Trustee or either of the Corporations may at any time and from time to time request a Holder to confirm in writing to the Corporations within 10 days of the date of its request that it is the beneficial owner of the Licenses registered in its name or, if the Holder is not the beneficial owner of the Licenses registered in its name, the name and country of residence of the person on whose behalf the Holder is holding the Licenses.

(3)	Neither the Corporations nor the Trustee nor any registrar shall be bound to take notice of or see to the performance or observance of any duty owed to a third person, whether under a trust, express, implied, resulting or constructive or as a result of any confirmation provided pursuant to Subsection 3.5(2), in respect of any License or otherwise, by the Holder or any person whom the Corporations or the Trustee treats, as permitted or required by law, as the owner or the Holder of such License, and the Corporations or the Trustee, as the case may be, may transfer such License on the direction of the person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(4)	The receipt of any such Holder for any amounts payable or property deliverable hereunder shall be a good discharge to the Corporations and the Trustee for the same and neither the Corporations nor the Trustee shall be bound to inquire into the title of any such Holder save as aforesaid.

(5)	Subject to Section 8.17, each of the Corporations and the Trustee may treat the Holder of any License as the owner thereof for the purpose of any Licenseholders’ Request, requisition, direction, consent, instrument or other document.
3.6 Record of Payments
          The Trustee shall maintain accounts and records evidencing each payment of amounts and the delivery of any property deliverable hereunder in respect of Licenses, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.
ARTICLE 4
SECURITY AND RELATED COVENANTS
4.1 Grant of Security Interests
          As general and continuing collateral security for the prompt and complete payment and performance of the Obligations, each of the Corporations hereby grants to the Trustee a security interest (the “License Security”) in all of such Corporation’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Westaim now has or hereafter acquires an interest and wherever the same may be located (the “Collateral”):
(a)	each of the Westaim Patent Rights and the rights and interests in the Westaim Patent Rights which are presently or in the future may be owned, held (whether pursuant to a licence or otherwise) or used by Westaim, in whole or in part, the right (but not the obligation) to register patents under any federal law or regulation or any law or regulation of any foreign country and to apply for, renew and extend the Westaim Patent Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Westaim or in the name of the Trustee or otherwise for past, present and future infringements of the Westaim Patent Rights and all rights (but not obligations) corresponding thereto in Canada and any foreign country; and
(b)	any proceeds of the foregoing, including any personal property derived directly or indirectly from any dealing with the foregoing or the proceeds of the foregoing;
and in furtherance thereof shall deposit the Assignments with the Trustee.
4.2 Security for Obligations
          This Indenture secures, and the Collateral is continuing collateral security for:
(a)	the prompt and complete performance of the obligations of the Corporations or either of them to maintain in full force and effect its grant to each Licensee of a valid and subsisting License;

(b)	the prompt payment or performance in full when due of all obligations and liabilities of every nature and kind, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, of Westaim to all or any of the Licensees or the Trustee for any damages or economic losses resulting from Westaim’s failure to perform its obligations described in Section 4.2(a) hereof or the Trustee’s inability to grant Replacement Licenses hereunder; and

(c)	all amounts payable to the Trustee hereunder;
(all such obligations being the “Obligations”).
4.3 Effect of License Security
(1)	Subject to Section 2.2, to have and to hold the Collateral and the License Security hereby created and all rights hereby conferred unto the Trustee, its successors and assigns, forever, but in trust, nevertheless, for the equal benefit and security of the Holders of all Licenses from time to time in effect without any preference or priority of any Licenses over any others thereof except as otherwise specifically provided herein, and with the powers and authorities and subject to the terms and conditions mentioned and set for the in this Indenture.

(2)	Subject to the terms of any agreement between the Corporation and a Holder or any person for whom a Holder is acting as agent or trustee, the License Security hereby created will in no way hinder or prevent the Corporation, until an Event of Default has occurred and the Trustee has determined to enforce the security of this Indenture, from disposing of or dealing with the subject matter of the License Security in the ordinary course of its business and for the purpose of carrying on the same so long as it remains subject to this Indenture; provided that such action is not in breach of any specific provision of, or covenant in, this Indenture.
4.4 Attachment
          The Corporations acknowledge conclusively that they and the Trustee intend the security interests in the Collateral to attach immediately upon the execution of this Indenture, and in the case of Collateral in which the Corporations subsequently acquire rights, contemporaneously with either Corporation acquiring rights therein. If from time to time Westaim acquires or develops patents which form part of the Westaim Patent Rights but are not then the subject of an Assignment, the Corporations shall promptly execute and deliver to the Trustee an Assignment thereof. Westaim acknowledges conclusively that value has been given.
4.5 Use of Collateral
          Unless and until Enforcement shall have occurred and is continuing, Westaim shall be permitted to retain and exercise such of the Westaim Patent Rights as have not been granted to Holders pursuant to Licenses that are then in effect.
4.6 Release and Discharge
          In addition to any other provisions of this Indenture regarding release of the License Security, if at any time:
(a)	all Licenses should cease to remain in effect or are otherwise terminated or cancelled; or

(b)	Canadian law should be amended or judicially interpreted (by an appeal body of a superior court of Alberta or Ontario or by the Supreme Court of Canada) such that licenses of the nature of the Licenses cannot be disclaimed, repudiated or terminated by a trustee in bankruptcy of the licensor thereunder or a receiver or receiver and manager of such licensor’s property and assets and such that, notwithstanding such bankruptcy or receivership, the licensees shall be entitled to continue to make use in accordance with such licenses of the intellectual property subject thereto during the license period contemplated by such licenses without risk of such disclaimer, repudiation or termination, then upon the receipt by Trustee of (1) a Request of the Corporations that the License Security be released, (2) evidence that the Westaim Patent Rights are not then subject to any Liens (or, if any such Liens are in existence, Non-Disturbance Agreements in respect thereof), (3) an Opinion of Counsel as to such matters as the Trustee may reasonably request, and (4) evidence that copies of items (1) and (3) have been provided to each of the Holders, then, without in any way changing, diminishing or prejudicing the rights of the Holders under the License Agreements then in effect, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all interest thereon and the remuneration of the Trustee, all as provided in and pursuant to Section 5.3, or upon provision satisfactory to the Trustee being made therefore, the Trustee shall, at the request of each of the Corporations, execute and deliver to each of the Corporations such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the security created pursuant hereto and to release each of the Corporations from its covenants herein contained except those relating to the indemnification of the Trustee. In such event the Trustee shall deliver up to each of the Corporations all Assignments and cash or other property, if any, remaining in its possession hereunder.
4.7 Power of Attorney
          Westaim hereby irrevocably appoints the Trustee as attorney for Westaim, with full authority in the place and stead of Westaim and in its name or otherwise, from time to time at any time after the occurrence of and during the continuance of an Event of Default, to execute and deliver on its behalf (i) corresponding forms of assignment for registration at the corresponding offices in each other jurisdiction where the registration of Assignments may from time to time be desirable or appropriate, and (ii) any other document or instrument as may be reasonably necessary to give effect to all such Assignments and the registration thereof. Such power of attorney shall be a power coupled with an interest.
4.8 Exception for Contractual Rights
          The License Security granted hereby does not and will not extend to, and Collateral will not include, any agreement, right, franchise, license or permit (the “contractual rights”) to which either Corporation is a party or of which either Corporation has the benefit, to the extent that the creation of the License Security herein would constitute a breach of the terms of or permit any person to terminate such contractual rights, but the applicable Corporation must hold its interest therein in trust for the Trustee and will assign such contractual rights to the Trustee forthwith upon obtaining the consent of the other party thereto.
4.9 Further Assurances
          Each of the Corporations shall from time to time take all such action and execute and deliver all such deeds, instruments, agreements, financing statements or registration forms as may in the Opinion of Counsel be required to further perfect or protect the security interests and charges created by this Article 4, and shall cause the registration, filing or recording of each such deed, instrument, agreement, financing statement or registration form in each jurisdiction in which, in the Opinion of

Counsel, such registration, filing or recording may be necessary or of material advantage in perfecting, maintaining or protecting the security hereby created or intended to be created hereby within a reasonable time. All such further assurances shall be at the expense of the Corporations.
ARTICLE 5
COVENANTS
5.1 General Covenants of the Corporations
          Each of the Corporations covenants with the Trustee that so long as any Licenses remain outstanding:
(a)	it will at all times comply with all of the provisions of this Trust Indenture to be complied with by it;

(b)	it shall duly and timely pay all taxes, including all instalments on account of taxes, and all taxes required to be withheld and collected by it, and shall duly and timely file all tax returns with complete and correct information thereon, and shall pay and discharge all obligations incidental to any statutory lien or deemed trust imposed upon it which if unpaid might become a Lien on any of the Westaim Patent Rights;

(c)	it shall keep its chief executive office and the office where it keeps its records concerning the Collateral within the Province of Alberta; or, upon not less than thirty (30) days prior written notice to the Trustee, at such other location or locations in Canada or the United States where all necessary actions have been taken to maintain the perfected nature of the License Security created hereby;

(d)	it will not take any actions or fail to perform any of its duties or obligations under this Indenture such that after giving effect to such action or inaction the Trustee will not then, or with the passage of time cease to, have a perfected security interest in any of the Collateral;

(e)	from time to time, the Corporations, at their own expense, will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including the License Security) or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Corporations will: (i) execute and file such financing or financing change statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may request, in order to perfect and preserve the security interests granted or purported to be granted hereby

(including the License Security), (ii) use reasonable commercial efforts to obtain any necessary consents of third parties to the grant and perfection of a security interest and assignment to the Trustee with respect to any Collateral, and (iii) at the Trustee’s request, appear in and defend any action or proceeding that may affect the Corporation’s title to or the Trustee’s security interest in all or any part of the Collateral;
(f)	notify the Trustee of any change in such Corporation’s name or identity within 15 days of such change;

(g)	except pursuant to Article 7, the Corporations will continue to be the owners of the Westaim Patent Rights, and shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any interest in the Collateral the disposition of which would adversely affect, in any way, its ability to perform the Obligations, nor create, suffer or permit to exist any Liens affecting the Collateral other than Permitted Liens;

(h)	diligently keep reasonable records respecting the Collateral; and

(i)	take all reasonable steps consistent with its past practices necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Collateral, including without limitation entering into confidentiality agreements with employees and labelling and restricting access to secret information and documents.
5.2 Annual Certificate of Compliance
          Within 120 days after the end of each financial year of each of the Corporations and at any other time if requested by the Trustee, each of the Corporations shall furnish the Trustee with an Officers’ Certificate, certifying, after reasonable investigation and inquiry, that each of the Corporations has complied with all covenants or other requirements contained in this Trust Indenture, the non-compliance with which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be; such Officers’ Certificate to have attached thereto an updated version of Schedule A to this Trust Indenture current to the date of such Officers’ Certificate.
5.3 Trustee’s Remuneration and Expenses
          Subject to the next following sentence, each of the Corporations and, pursuant to its respective acknowledgement delivered in accordance with Subsection 2.1(e), each Licenseholder (including the Initial Licensee) agrees that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts created hereby (including the reasonable fees and disbursements of its agents, including, without limitation, its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under such trusts are finally and fully performed, except any such expenses, disbursements or advances as may arise from the negligence or wilful misconduct of the Trustee. Any amount due pursuant to the preceding sentence (but excluding, for greater certainty, any interest payable pursuant to the next following sentence) shall be payable by either Corporation and each Licenseholder on a pro rata basis. Any amount due under this Section 5.3 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at a rate per annum equal to the prime rate with respect to commercial loans in Canadian currency made in Canada from time to time announced by Royal Bank of Canada, calculated monthly, not in advance, both before and after the occurrence of an Event of Default, demand and judgment, until paid, and shall be payable on demand by the Trustee. As at the date hereof, the parties hereto agree with the Initial Licensee, being the sole Licenseholder hereunder as at the date hereof, that, until such time as an additional Licenseholder becomes entitled to the benefit hereof, any amount due pursuant to the first sentence of this Section 5.3 shall be payable by both (1) either Corporation on the one hand and (2) the Initial Licensee on the other hand, each as to 50% of such amount.
5.4 Performance of Covenants by Trustee
          If either of the Corporations fails to pay or perform any of the Obligations or any of its covenants contained in this Trust Indenture, the Trustee may itself perform any of such Obligations or covenants capable of being performed by it, including by granting Replacement Licenses pursuant to Section 6.2, but will be under no obligation to do so except as provided in Section 6.2. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 5.3. No such performance or advance by the Trustee shall relieve either of the Corporations of any default hereunder or its continuing obligations hereunder.
ARTICLE 6
DEFAULT AND ENFORCEMENT
6.1 Events of Default
(1)	Each of the following events is herein sometimes referred to herein as an “Event of Default”:
(a)	either Corporation becomes, admits to being or is declared bankrupt or insolvent;

(b)	either Corporation makes a general assignment for the benefit of creditors;

(c)	proceedings are instituted by or against either Corporation seeking relief for such Corporation as a debtor or to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of such Corporation or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the appointment of a receiver, trustee or similar official of any substantial portion of Westaim’s property and assets or of the Westaim Patent Rights;

(d)	any notice of intention to enforce security is delivered to either Corporation by a person other than the Trustee, or any proceeding is instituted by a person other than the Trustee against either Corporation and a substantial portion of its property and assets or against the Westaim Patent Rights seeking the possession, foreclosure, retention, sale or other disposition of or to enforce security over the same;

(e)	a receiver, liquidator, trustee or official with similar powers is appointed with respect to, or the holder of security takes possession of, or forecloses or retains, sells or otherwise disposes of, or proceeds to enforce security over a substantial portion of either Corporation’s property and assets or over the Westaim Patent Rights;

(f)	any writ, attachment, execution, distress or similar process becomes enforceable against a substantial portion of Westaim’s property and assets or against the Westaim Patent Rights; or

(g)	there is a material breach by either Corporation of its obligations under this Indenture which continues for 30 days after the Trustee gives the Corporations notice thereof.
(2)	The Trustee shall give notice to the Licenseholders and each of the Corporations, within 30 days after the Trustee becomes aware of the occurrence of an Event of Default, of every Event of Default so occurring and continuing at the time the notice is given.
6.2	Remedies
          If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral the following remedies:
(a)	the Trustee may (and at the written request of all applicable Licensees shall) proceed to enforce the License Security by registering the Assignments and concurrently granting to each applicable Licensee a replacement license (each, a “Replacement License”) on identical terms (excepting out any executory provisions binding upon Westaim as licensor other than the continued grant of license and any exclusivity provisions) as the applicable License originally granted by Westaim to each such Licensee under the applicable License Agreement (as amended to that date), including the requirement that such Licensee continue to make financial payments (which would thereafter be made to the Trustee and not to Westaim) and continue to perform any other obligations that would have been required under the applicable original License (as amended to that date). Westaim expressly acknowledges that the grant of one or more Replacement Licenses is a commercially reasonable exercise of its rights and duties with respect to the Collateral; and

(b)	upon registration of the Assignments, the Trustee shall concurrently grant to Westaim a license to use all of the rights it had reserved to itself in respect of the Westaim Patent Rights.
          In the alternative, if the Trustee is unable to grant, or maintain the effective grant of, any Replacement Licenses under applicable law, then in addition to all other rights and remedies provided for herein or otherwise available to it, the Trustee shall have and may exercise all of the rights and remedies of a secured party on default under the PPSA or any similar personal property legislation in effect in any relevant jurisdiction (whether or not the PPSA or other similar legislation applies to the affected Collateral), and in addition:
(c)	Westaim will forthwith upon demand assemble and deliver possession to the Trustee of all of the Collateral at such place as may be specified by the Trustee. In any event, at its option, the Trustee may take such steps as it considers necessary or desirable to enter into or obtain possession of all or any part of the Collateral, including proceedings in any court of competent jurisdiction, and to that end Westaim agrees that the Trustee may by its servants, agents or Receiver enter upon lands and premises relating to Westaim’s business where the Collateral may be found for the purpose of taking possession of or removing the Collateral or any part thereof;

(d)	the Trustee may seize, collect, realize, borrow money on the security of, release to third parties, sell by private or public sale, or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions as to credit or otherwise and at such time or times as may seem to it advisable and without notice to Westaim (except as otherwise required by any applicable law), and may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advice and services, and receivers and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral, may add the amount of such sums to the Obligations and all such sums shall be secured hereby;

(e)	at its option, to be notified to Westaim in the manner provided by the governing statute, the Trustee may elect to retain all or any part of the Collateral in satisfaction of the Obligations to it of the Corporations to the extent permitted by applicable laws;

(f)	the Trustee may grant extensions of time and other indulgences, take and give up securities, accept compromises, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with Westaim, grantors of Westaim, sureties and others and with the Collateral and other securities as the Trustee may see fit without prejudice to the liability of Westaim or the Trustee’s right to hold and realize the Collateral;

(g)	subject to Sections 6.9 and 6.10, all monies collected or received by the Trustee in respect of the Collateral may be applied on account of such parts of the Obligations as to the Trustee seems best or may be held unappropriated in a collateral account or in the discretion of the Trustee may be released to Westaim, all without prejudice to the Trustee’s claims upon Westaim. If the monies collected by or received by the Trustee in respect of the Collateral are not sufficient to satisfy all of the Obligations, Westaim shall remain responsible to the Trustee for any deficiency, and the Trustee shall be entitled to claim such amount and all interest and costs associated therewith from Westaim;

(h)	subject to Sections 6.9 and 6.10, the Trustee may, if it deems it necessary for the proper realization of all or any part of the Collateral, pay any Lien or charge that may exist or be threatened against the same and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations, and shall bear interest at the highest rate currently charged to Westaim under its obligations to the Trustee at the date of payment thereof by the Trustee;

(i)	subject to Sections 6.9 and 6.10, if after all the expenses of the Trustee in connection with the preservation and realization of the Collateral as above described shall have been satisfied and all of the Obligations, including contingent Obligations, of Westaim shall have been satisfied and paid in full together with interest, any balance of monies in the hands of the Trustee arising out of the realization of the Collateral, shall be paid to any person other than Westaim whom the Trustee knows to be the owner of the Collateral, and in the absence of such knowledge, such balance shall be paid to Westaim; and

(j)	the Trustee shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of all or any part of the Collateral or to institute any proceedings for such purposes. Furthermore, the Trustee shall have no obligation to take any steps to preserve any rights against prior parties to any instrument or chattel paper, whether Collateral or proceeds and whether or not in the Trustee’s possession and shall not be liable or accountable for failure to do so.

6.3	Waiver of Default
          In case any Event of Default hereunder has occurred, the Trustee, so long as it has not become bound to institute any proceedings hereunder by virtue of a Licenseholders’ Request, shall have the power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to annul any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable, provided that no act or omission either of the Trustee or of the Licenseholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.
6.4	Restriction on Trustee
          Notwithstanding the provisions of this Article 6 or any other provisions of this Indenture, the Trustee shall not exercise any remedies against the Westaim Patent Rights where the Event of Default consists of proceedings under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors. Arrangement Act (Canada) or similar legislation in respect of a proposal or plan of compromise or arrangement to or with Westaim’s creditors so long as Westaim continues to perform the Obligations and its obligations under this Indenture during such proceedings. Such restriction on the exercise of remedies shall be lifted if the plan of compromise and arrangement or proposal in such proceedings and any order of a court of competent jurisdiction sanctioning such plan or proposal does not require Westaim to continue to fully perform the Obligations and its obligations under this Indenture or if such plan or proposal is not approved by the requisite number of creditors in each class and sanctioned by final order of a court of competent jurisdiction.
6.5	Reassignment to Westaim
          If pursuant to Section 6.2 the Trustee shall have registered the Assignments such that the Westaim Patent Rights become registered in its name, and Westaim should thereafter successfully restructure prior to the Trustee selling or otherwise disposing of the Westaim Patent Rights, then:
(a)	at the request of Westaim the Trustee shall re-assign all such Westaim Patent Rights to Westaim for re-registration in its name, and assign all Replacement Licenses to Westaim, and Westaim shall grant to the Licensees any executory provisions deleted pursuant to Section 6.2(a) hereof; and

(b)	Westaim shall concurrently create and deliver replacement License Security substantially in the form of Section 4.1 hereof and having the same priority as such License Security as the same existed at the time of the Trustee registering the Assignments.
6.6	Use of Proceeds
          All proceeds received by the Trustee either under a License, a Replacement License or upon the sale or other disposition of the Collateral will be used firstly to satisfy the Trustee’s expenses, then to the satisfaction of the Obligations pursuant to Sections 6.9 and 6.10, and the balance, if any, will be paid to the party entitled at law.
6.7	Proceedings by the Trustee
(1)	Whenever any Event of Default hereunder has occurred and is continuing, but subject to the provisions of Section 6.3 and to the provisions of any Extraordinary Resolution:
(a)	the Trustee may proceed to enforce the rights of the Trustee and the Licenseholders by any action, suit, remedy or proceeding authorized by this Indenture or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Licenseholders lodged in any bankruptcy, winding-up or other judicial proceeding relative to each of the Corporations; and

(b)	upon receipt of a Licenseholders’ Request the Trustee, subject to Section 10.1, shall exercise or take such one or more of the said remedies as the Licenseholders’ Request may direct or, if such Licenseholders’ Request contains no direction, as the Trustee may deem expedient.
(2)	No such remedy for the enforcement of the rights of the Trustee or of the Licenseholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.
6.8	Suits by Licenseholders
          No Licenseholder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Trust Indenture for the purpose of enforcing the security created hereby on behalf of the Licenseholders or for the execution of any trust or power hereunder or for the appointment of a custodian, sequestrator, liquidator, receiver or receiver and manager or any officers with similar powers, or for a receiving order under any bankruptcy or insolvency legislation or to have each of the Corporations wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless a Licenseholders’ Request and the funding and indemnity referred to in Section 10.1 have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter; in such case, but not otherwise, any Licenseholder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 6.7, it being understood and intended that no one or more Licenseholders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under any License, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the benefit of all Licenseholders, provided that each Licenseholder may be a party to any such action, suit or proceeding to the extent necessary or desirable to establish and enforce its claim for damages and/or economic loss.
6.9	Application of Moneys Received by Trustee
          Except as herein otherwise provided, or as otherwise required by law, the moneys and/or property arising from any enforcement hereof shall be held by the Trustee and applied by it, together with any other moneys and/or property then or thereafter in the hands of the Trustee available for the purpose, as follows:
(a)	firstly, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Trust Indenture, with interest thereof as herein provided;

(b)	secondly, ratably and proportionately to the Licenseholders, in or towards payment of the unpaid Obligations which shall then be outstanding in respect of the Licenses; and

(c)	the surplus (if any) of such moneys shall be paid to the Corporations or its assigns otherwise required by law.
6.10	Distribution of Proceeds
          Payments to Holders of Licenses pursuant to Subsection 6.9(b) shall be made as Fallows:
(a)	at least 15 days’ notice of every such payment shall be given in the manner provided in Section 11.1 specifying the time when and the place or places where the Licenses are to be presented (to the extent not theretofore presented in accordance with the provisions of this Trust Indenture) and the amount of the payment and the application thereof as between interest and principal; and

(b)	from and after the date of payment specified in the notice referred to in Subsection 6.10(a), interest shall accrue only on the amount owing on each License after giving credit for the amount of the payment specified in such notice unless such License be duly presented on or after the date so specified and payment of such amount be not made.
6.11	Remedies Cumulative
          No remedy herein conferred upon or reserved to the Trustee or upon or to the Licenseholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

ARTICLE 7
SUCCESSOR CORPORATIONS
7.1	Certain Requirements in Respect of Merger, etc.
          Neither of the Corporations, without the consent or approval of the Licenseholders expressed by Extraordinary Resolution, shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or of the continuing corporation, company, partnership, trust or other entity (the “Successor”) resulting therefrom unless (but may do so if):
(a)	the Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Trust Indenture and the Licenses which constitute obligations of the applicable Corporation hereunder and thereunder or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an indenture supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the Opinion of Counsel are necessary or advisable to evidence the assumption by the Successor of liability for such obligations of the applicable Corporation and such Successor’s agreement to observe and perform all the covenants and obligations of the applicable Corporation under this Trust Indenture and the Licenses; and

(b)	no condition or event shall have occurred and be continuing in respect of the Successor at the time of such transaction and after giving full effect thereto which constitutes or would, after notice or lapse of time or both, constitute an Event of Default hereunder.
7.2	Vesting of Powers in Successor
          Whenever the conditions of Section 7.1 have been duly observed and performed, the Trustee, if required by Section 7.1, shall execute and deliver the supplemental indenture provided for in Article 9 and thereupon the Successor shall possess and from time to time may exercise each and every right and power of each of the Corporations under this Trust Indenture in the name of each of the Corporations or otherwise and any act or proceeding by any provision of this Trust Indenture required to be done or performed by the Directors or any officers of such entity may be done and performed with like force and effect by the directors or officers of such Successor.

ARTICLE 8
MEETINGS OF LICENSEHOLDERS
8.1	Right to Convene Meeting
          The Trustee may at any time and from time to time and shall, on receipt of a Request of the Corporations or a Licenseholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporations or by the Licenseholders signing such Licenseholders’ Request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Licenseholders. In the event of the Trustee failing within 30 days after receipt of such request, indemnity and funding to give notice convening such meeting, each of the Corporations or such Licenseholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary, Alberta or at such other place as may be approved or determined by the Trustee.
8.2	Notice
          At least 30 days’ notice of any meeting shall be given to the Licenseholders in the manner provided in Section 11.1 and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to each of the Corporations unless the meeting has been called by either Corporation. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8.
8.3	Chairman
          Some individual, who need not be a Licenseholder, nominated in writing by the Trustee, shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Licenseholders present in person or by proxy shall choose some individual present to be chairman.
8.4	Quorum
          Subject to the provisions of Section 8.12:
(a)	at any meeting of Licenseholders, a quorum shall consist of Licenseholders, present in person or by proxy and representing at least 25% in number of the outstanding Licenses;

(b)	if a quorum of the Licenseholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Licenseholders or on a Licenseholders’ Request, shall be dissolved; but in any other case, the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned to the next following Business Day) thereafter at the same time and place, unless the chairman shall appoint some other place, day and/or time of which not less than seven days’ notice shall be given in the manner provided in Section 11.1; and

(c)	at the adjourned meeting, the Licenseholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% in number of the outstanding Licenses.
8.5	Powers of Adjournment
          The chairman of any meeting at which a quorum of the Licenseholders is present may, with the consent of the Holders of a majority in number of the Licenses represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
8.6	Show of Hands
          Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is required or duly demanded as herein provided whether before or after a show of hands, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.
8.7	Poll
          On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded after a vote by a show of hands by the chairman or by one or more of the Licenseholders, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the Holders of a majority in number of the Licenses represented at the meeting and voted on the poll.
8.8	Voting
          On a show of hands, every person who is present and entitled to vote, whether as a Licenseholder or as proxy for one or more absent Licenseholders, or both, shall have one vote. On a poll, each Licenseholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each License of which he shall then be the Holder. A proxy need not be a Licenseholder. In the case of joint Holders of a License, any of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of Licenses of which they are joint registered Holders.

8.9	Corporations and Trustee May Be Represented
          Each of the Corporations and the Trustee, by their respective directors, officers and employees and the legal advisers of each of the Corporations and the Trustee, may attend any meeting of the Licenseholders, but shall have no vote thereat as such.
8.10	Powers Exercisable by Extraordinary Resolution
          In addition to all other powers conferred upon them by any other provisions of this Trust Indenture or by law, but in all cases subject to Section 8.11, a meeting of the Licenseholders shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:
(a)	power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Licenseholders and/or the Trustee against each of the Corporations, or against their respective undertaking, property and assets or any part thereof (whether such rights arise under this Trust Indenture or the Licenses or otherwise), in all cases which shall have been agreed to by each of the Corporations;

(b)	power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Trust Indenture or the Licenses in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority and the power to remove the Trustee and appoint a new trustee hereunder;

(c)	power to waive and direct the Trustee to waive any default on the part of each of the Corporations in complying with any provision of this Trust Indenture or the Licenses and/or to annul and to direct the Trustee to annul any declaration made by the Trustee pursuant to Section 6.2, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(d)	power to assent to any modification of, or change in, or omission from, the provisions contained herein or in any deed or instrument supplemental hereto or thereto which shall be agreed to by each of the Corporations and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

(e)	power to restrain any Licenseholder from taking, instituting or maintaining any action, suit or proceeding for the purpose of enforcing payment and/or performance of any amount payable and/or property deliverable hereunder or for the execution of any trust or power hereunder or for the appointment of a custodian, sequestrator, liquidator, receiver, receiver and manager or a trustee in bankruptcy or to have each of the Corporations wound up or for any other remedy hereunder;

(f)	power to direct any Licenseholder who, as such, has brought any such suit, action or proceeding against each of the Corporations hereunder to stay or otherwise discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 6.8, of the costs, charges and expenses reasonably and properly incurred by the Licenseholder in connection therewith;

(g)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Licenseholders;

(h)	power to sanction any transaction (whether by way of reconstruction, reorganization, arrangement, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of the undertaking, property and assets of each of the Corporations would become the property of any other person or, in the case of an amalgamation, of the continuing corporation, partnership or entity resulting therefrom, provided that no such sanction shall in any event be necessary in respect of any such transaction if the provisions of Article 7 are complied with;

(i)	power to assent to any judgment, compromise or arrangement by each of the Corporations with any creditor or creditors or classes of creditors or with the holders of any shares or securities of each of the Corporations;

(j)	power to authorize the Trustee, in the event of each of the Corporations making an unauthorized assignment, or a custodian, sequestrator, trustee or liquidator being appointed, under applicable bankruptcy or insolvency legislation or legislation relating to winding-up, for and on behalf of the Licenseholders, and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove a claim or debt against each of the Corporations and its respective properties for an amount equivalent to the aggregate amount which may be payable in respect of the Licenses, value security and vote such claim or debt at meetings of creditors and to file any proposals and generally act for and on behalf of the Licenseholders in such proceedings as such Extraordinary Resolution may provide; and

(k)	power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) all or any of the powers which the Licenseholders could exercise by Extraordinary Resolution under the foregoing Subsections (b), (c), (e), (f), (i) and (j) of this Section 8.10; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustee; such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not themselves be Licenseholders; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater, and all acts of any such committee within the authority delegated to it shall be binding upon all Licenseholders and the Trustee.
8.11	Powers Not Exercisable by Extraordinary Resolution
          For greater certainty, no modification or abrogation of the Trust Indenture, whether or not purported to be authorized by Extraordinary Resolution may, without the consent of the Holder of each License affected thereby:
(a)	modify the terms of any License or any License Agreement; reduce the amount or modify the currency or timing of payments of any Obligations owing to the Holder of any License; modify the terms of the security for the obligation of each of the Corporations hereunder; or modify Section 9.12; or

(b)	release the License Security or subordinate the License Security to any other Lien.
8.12	Meaning of “Extraordinary Resolution”
(1)	The expression “Extraordinary Resolution”, when used in this Trust Indenture, means, subject as hereinafter in this Section 8.12 and in Section 8.15 provided, a resolution proposed at a meeting of Licenseholders duly convened for the purpose of passing an Extraordinary Resolution and held in accordance with the provisions of this Article 8 at which the Holders of more than 50% in number of outstanding Licenses are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/[3]% in number of outstanding Licenses represented at the meeting and voted on a poll upon such resolution.

(2)	If, at any such meeting called for the purpose of passing an Extraordinary Resolution, the Holders of more than 50% in number of outstanding Licenses are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Licenseholders, or on a Licenseholders’ Request, shall be dissolved, but if otherwise convened, it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than seven days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 11.1. Such notice shall specify the quorum for such adjourned meeting but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.
(3)	Votes on an Extraordinary Resolution shall always be taken by a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.
8.13	Powers Cumulative
          It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Trust Indenture stated to be exercisable by the Licenseholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Licenseholders to exercise such power or powers or combination of powers thereafter from time to time.
8.14	Minutes
          Minutes of all resolutions and proceedings at every meeting of the Licenseholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of each of the Corporations and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had or by the chairman of the next succeeding meeting of the Licenseholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had to have been duly passed and had.
8.15	Instrument in Writing
          All actions which may be taken and all powers which may be exercised by the Licenseholders at a meeting held as hereinbefore in this Article 8 provided may also be taken and exercised by a resolution in writing signed in one or more counterparts by the Holders of not less than 50% in number of Licenses with respect to ordinary resolutions and by the Holders of not less than 66 2/3% in number of Licenses with respect to an Extraordinary Resolution, and the expression “Extraordinary Resolution” when used in this Trust Indenture shall include a resolution so signed by the Holders of not less than 66 2/3% in number of all outstanding Licenses.
8.16	Binding Effect of Resolutions
          Subject as provided in any indenture, deed or instrument supplemental or ancillary hereto, every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Licenseholders and not thereafter altered, amended or repealed shall be binding upon all the Licenseholders, whether present at or absent from such meeting, and every instrument in writing signed by Licenseholders, in accordance with Section 8.15, shall be binding upon all the Licenseholders, whether signatories thereto or not, and each and every Licenseholder and the Trustee (subject to the provisions for its funding and indemnity hereby contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.
8.17	Evidence of Rights of Licenseholders
(1)	Any request, direction, notice, consent or other instrument which this Trust Indenture may require or permit to be signed or executed by the Licenseholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Licenseholders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument, or of a writing appointing any such attorney or (subject to the provisions of this Article 8 with regard to voting at meetings of Licenseholders) of the holding by any person of Licenses shall be sufficient for any purpose of this Trust Indenture if the fact and date of the execution by any person of such request, direction, notice, consent or other instrument or writing is proved (a) by the certificate of any notary public or other officer authorized to take acknowledgement of deeds to be recorded at the place where such certificate is made that the person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof; or (b) by an affidavit of a witness of such execution; or (c) in any other manner which the Trustee may consider adequate.

(2)	The Trustee may, nevertheless, in its discretion, require further proof in cases where it deems further proof necessary or desirable or may accept such other proof as it shall consider proper.

(3)	The ownership of Licenses shall be proved by the registers as hereinbefore provided.
ARTICLE 9
SUPPLEMENTAL INDENTURES
9.1	Execution of Supplemental Indentures
          From time to time and without the consent of the Licenseholders, each of the Corporations and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:
(a)	evidencing the succession of any Successor to either Corporation to the covenants of and obligations assumed by such Successor in accordance with the provisions of Article 7 and the successor of any successor trustee in accordance with the provisions of Article 10;

(b)	giving effect to any Extraordinary Resolution passed as provided in Article 8;

(c)	making any additions to, deletions from or alterations of the provisions of this Trust Indenture which, in the opinion of the Trustee and in the opinion of Counsel, will not be prejudicial to the interests of the Holders and are in the opinion of Counsel necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to each of the Corporations, the Trustee or this Trust Indenture;

(d)	correcting or rectifying any patent ambiguity, defective provision, error or omission herein; and

(e)	for any other purposes not inconsistent with the provisions of this Trust Indenture, provided that, in the opinion of the Trustee and Counsel, the rights of the Trustee and the Licenseholders will not be prejudiced thereby;
provided that the Trustee may in its discretion decline to enter into any such supplemental instrument which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.
ARTICLE 10
CONCERNING THE TRUSTEE
10.1	Rights and Duties of Trustee
(1)	In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Trust Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Licenseholders and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2)	Subject only to Subsection 10.1(1), the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Licenseholders hereunder shall be conditional upon the Licenseholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof except such as may arise from its negligence, wilful misconduct or bad faith.

(3)	None of the provisions contained in this Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

(4)	The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Trust Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee or the duties of the Trustee to determine whether or not the Trustee shall take action with respect to any default

(5)	Notwithstanding anything in this Trust Indenture to the contrary, the Trustee shall disburse moneys according to this Trust Indenture only to the extent that such moneys have been deposited with it.

(6)	At the request of the Trustee, any calculation required or provided for by the terms of this Trust Indenture will be determined and set out in writing by each of the Corporations and sent to the Trustee as soon as practicable.
10.2	Evidence
(1)	Whenever it is provided in this Trust Indenture, with reference to any application to the Trustee for the taking by it of any action hereunder, that each of the Corporations shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of each of the Corporations to have such application granted. The Trustee may act and rely, and shall be protected in acting and relying, upon such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

(2)	The Trustee may act and rely, and shall be protected in acting and relying, upon any resolution, certificate, statement, instrument, opinion, calculation, report, notice, request, consent, order, letter, telecopy or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.
10.3	Experts, Advisers and Agents
(1)	The Trustee may employ, retain or appoint such Counsel, accountants, appraisers or other experts or advisers and such agents including, without limitation, with the consent of each of the Corporations, paying agents or agencies as it may reasonably require for the purpose of determining and discharging its duties hereunder, may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct on the part of any of them employed, retained or appointed by the Trustee with reasonable care.
(2)	The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser or other expert or adviser, whether retained, employed or appointed by the Trustee with reasonable care or by each of the Corporations, in relation to any matter arising in the administration of the trusts hereof.
10.4	Documents, Moneys, etc. Held by Trustees
(1)	Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the safekeeping or custody vaults of the Trustee or its agent in Canada or of any Canadian chartered bank.

(2)	Unless herein otherwise expressly provided, any moneys held by the Trustee hereunder, pending the application or withdrawal thereof under any provision of this Trust Indenture, shall be invested in Authorized Investments, and pending such investment, such moneys may be deposited in a trust account maintained at the office of the Trustee or deposited in the name of the Trustee in any Schedule I bank of Canada at the rate of interest, if any, then current on similar deposits.
10.5	Action by Trustee to Protect Interests
          The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Licenseholders.
10.6	Trustee Not Required to Give Security
          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Trust Indenture or otherwise in respect of the premises.
10.7	Protection of Trustee
          By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:
(a)	the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Trust Indenture or in the Licenses (except the representations contained in Sections 10.9 and 10.13 or deemed by the provisions of Section 2.3 to have been made through the certification of the Trustee on the Licenses)

or required to verify the same, but all such statements or recitals are and shall be deemed to be made by each of the Corporations, as applicable;
(b)	nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Trust Indenture or any instrument ancillary or supplemental hereto;

(c)	the Trustee shall not be bound to give notice to any person of the execution hereof;

(d)	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of each of the Corporations of any of the covenants herein contained or of any acts of the agents or servants of each of the Corporations;

(e)	subject to Section 10.9, the Trustee, in its personal capacity or any other capacity, may buy, lend upon and deal in securities of each of the Corporations or any Affiliate of each of the Corporations and generally may contract and enter into financial transactions with each of the Corporations or any Affiliate of each of the Corporations without being liable to account for any profit made thereby; and

(f)	the Trustee, its officers, directors, employees and agents will at all times be indemnified and saved harmless by each of the Corporations from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Trust Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee, its officers, directors, employees and agents may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this paragraph 10.7(f) do not apply to the extent that in any circumstances there has been a failure by the Trustee or its employees or agents to act honestly and in good faith or to discharge the Trustee’s obligations under Subsection 10.1(1) or where the Trustee or its employees or agents have acted negligently or in wilful disregard of their obligations hereunder or have negligently or in wilful disregard of their obligations hereunder, failed to act. This indemnification shall survive the termination or discharge of this Trust Indenture or the replacement or resignation of the Trustee.

10.8	Replacement of Trustee
(1)	The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to each of the Corporations not less than 90 days’ notice in writing or such shorter notice as each of the Corporations may accept as sufficient. The Licenseholders, by Extraordinary Resolution, shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid, or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, each of the Corporations shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Licenseholders; failing such appointment by each of the Corporations, the retiring Trustee at the expense of each of the Corporations may apply to a Justice of the Court of Queen’s Bench in Alberta, on such notice as such Justice of the Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by each of the Corporations or by the Court shall be subject to removal as aforesaid by the Licenseholders. Any new Trustee appointed under any provision of this Section 10.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Alberta and, if required by the Indenture Legislation of any other province, in such other province and shall certify that it will not have any material conflict of interest upon becoming Trustee hereunder. On any such appointment, the new Trustee shall be vested with the same powers, rights, duties, security interest (if any) in and encumbrances (if any) on the properties and assets of each of the Corporations, as may be applicable, and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments (if any) as, in the opinion of Counsel, may be necessary or advisable for the purpose of assuring the same to the new Trustee. At the request of the Corporations or the new Trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to Section 5.3, shall duly assign, transfer and deliver to the new Trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

(2)	Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Trust Indenture without the execution of any instrument or any further act, provided that such corporation would be entitled to act as a new Trustee hereunder in accordance with the provisions of Subsection 10.8(1). Nevertheless, upon the written request of the successor Trustee or of each of the Corporations, the Trustee ceasing to act shall, at the expense of each of the Corporations, execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held and all records kept by such Trustee hereunder or in connection herewith to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from each of the Corporations be required by any new Trustee for more fully and certainly vesting in and confirming to it such property, money, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on request of such new Trustee, be made, executed, acknowledged and delivered by each of the Corporations, as applicable.
10.9	Conflict of Interest
          The Trustee represents that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that, in the event of a material conflict of interest arising hereafter, it will, within 60 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign in the manner and with the effect specified in Section 10.8. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Trust Indenture and the Licenses shall not be affected in any manner whatsoever by reason thereof.
10.10	Acceptance of Trust
          The Trustee hereby accepts the trusts in this Trust Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges, covenants, representations and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders.
10.11	Trust Indenture Legislation
(1)	In this Trust Indenture, the term “Indenture Legislation” means the provisions, if any, of the Trust Companies Act (Alberta) and the Business Corporations Act (Alberta) and any other statute of Canada or a province thereof, and the respective regulations thereunder, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Trust Indenture.

(2)	If and to the extent that any provision of this Trust Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

(3)	Each of the Corporations and the Trustee agree that each will at all times in relation to this Trust Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Indenture Legislation.

10.12	Evidence and Authority to Trustee
(1)	Each of the Corporations shall furnish or cause to be furnished to the Trustee evidence of compliance with every covenant, condition or other requirement relating to any action or step required or permitted to be taken by each of the Corporations under this Trust Indenture or as a result of any obligation imposed under this Trust Indenture, including, without limitation, the certification and delivery of Licenses hereunder, the release or release and substitution of property subject to a security interest (if any) constituted by this Trust Indenture or the satisfaction and discharge of this Trust Indenture, forthwith if and when (a) such evidence is required by any other provision of this Trust Indenture to be furnished to the Trustee, or (b) the Trustee, in the exercise of its rights and duties under this Trust Indenture, gives each of the Corporations written notice requiring it to furnish such evidence in relation to any particular action, step or obligation specified in such notice. Such evidence shall consist of the following evidence as the Trustee may require:
(a)	a certificate made by any one of the Chairman, the Chief Executive Officer, the President, any Vice-President the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of each of the Corporations stating that any such covenant, condition or other requirement has been complied with in accordance with the terms of this Trust Indenture,

(b)	in the case of any such covenant, condition or other requirement, compliance with which is subject to the delivery of an Opinion of Counsel, an Opinion of Counsel that any such covenant, condition or other requirement has been complied with in accordance with the terms of this Trust Indenture, or

(c)	in the case of any such covenant, condition or other requirement, compliance with which is subject to the review or examination of auditors or accountants, an opinion or report of such auditors or accountants as to the accuracy or reliability of the statements required to be reviewed or examined and stating whether or not the statements have been made in accordance with the terms of this Trust Indenture, or any combination of the foregoing.
Whenever such evidence relates to a matter other than the certification and delivery of Licenses, the release or release and substitution of property subject to a security interest (if any) constituted by this Trust Indenture or the satisfaction and discharge of this Trust Indenture or the taking of any other action required or permitted to be taken by the Trustee, and except as otherwise specifically provided herein, such evidence may consist of or include a report or opinion of any solicitor, auditor, accountant, valuer, engineer, surveyor or appraiser or any other person whose qualifications give authority to a statement made by him.

(2)	Each certificate, opinion or report with respect to compliance with a condition provided for in this Trust Indenture shall include a statement by the person making or giving such certificate, opinion or report (a) that he has read, understands and is familiar with the covenant, condition or other requirement, (b) stating the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate, opinion or report are based, (c) stating that, in the belief of the person making the certificate or giving the opinion or report, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant, condition or other requirement has been complied with or satisfied, and (d) whether or not in the opinion of such person such covenant, condition or other requirement has been complied with or satisfied.
10.13	Authority to Carry on Business
            The Trustee represents to each of the Corporations and each Holder that at the date of execution and delivery by it of this Trust Indenture it is authorized to carry on the business of a trust company in the Province of Alberta. If, notwithstanding the provisions of this Section 10.13 but subject to Section 10.14, the Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Trust Indenture and the Licenses issued hereunder shall not be affected in any manner whatsoever by reason only of such event, but the Trustee shall, within 60 days after ceasing to be authorized to carry on the business of a trust company in such provinces, either become so authorized or resign in the manner and with the effect specified in Section 10.8.
10.14	Assignment and Enurement
          The parties hereto acknowledge and agree, and any beneficiaries hereunder (including each Holder) are hereby deemed to have acknowledged and agreed, that:
(a)	Montreal Trust Company of Canada, being the Trustee hereunder as at the date hereof, has sold its corporate trust business and that such business is, as of the date hereof, owned and operated by Computershare Trust Company of Canada (“Computershare”); and

(b)	Montreal Trust Company of Canada, as Trustee hereunder as at the date hereof, may, without the consent of any other party hereto or any beneficiary hereunder (including each Holder), assign this Trust Indenture and any ancillary agreements executed in connection herewith (including, without limitation, the Licenses), and all of its rights and obligations hereunder and thereunder, to Computershare; and any such assignment shall be effective without the need for any further notice or advice to, or approval of, the parties hereto or any beneficiary hereunder (including each Holder) and without any further act or formality whatsoever.

ARTICLE 11
GENERAL
11.1	Notice to Licenseholders
          Unless herein otherwise expressly provided, any notice to be given hereunder to Licenseholders shall be deemed to be validly given if such notice is sent by unregistered surface or air mail, postage prepaid, addressed to such Holders at their respective addresses appearing on the registers mentioned in Article 3; and if, in the case of joint Holders of any License, more than one address appears in the register in respect to such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given by mail shall be deemed to have been given on the third Business Day following the date such notice is mailed. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving the notice shall be included and the date of the meeting, or other event, shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any one or more Licenseholders shall not invalidate any action or proceeding founded thereon.
11.2	Notice to Trustee
          Unless herein otherwise expressly provided, any notice to the Trustee under any provision of this Trust Indenture, unless otherwise specifically provided, shall be valid and effective if given by facsimile transmission or if delivered to an officer of the Trustee or if sent by registered mail, postage prepaid, addressed to the Trustee at its principal office in Calgary, Alberta, which at the date hereof is Suite 710, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8, Attention: Manager of Corporate Trust, Facsimile (403) 267-6598. The Trustee may from time to time notify each of the Corporations of a change in address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Trust Indenture. Notice by facsimile transmission shall be deemed to have been effectively given when sent unless sent after the close of business at the place of receipt (in which case it will be deemed to have been effectively given on the next Business Day). Notice by delivery shall be deemed to have been effectively given when delivered to an officer of the Trustee. Notice by mail shall be deemed to have been given on the third Business Day following the date such notice is mailed.
11.3	Notice to the Corporations
          Unless herein otherwise expressly provided, any notice to each of the Corporations under any provision of this Trust Indenture shall be valid and effective if given by facsimile transmission or if delivered to an officer of each of the Corporations or if sent by registered mail, postage prepaid, addressed to each of the Corporations at the following addresses: 10102 — 114th Street, Fort Saskatchewan, Alberta T8L 3W4, Attention: President, Facsimile: (780) 992-5300 with a copy to: 1010, 144 — 4th Avenue S.W., Calgary, Alberta T2P 3N4, Attention: President, Facsimile: (403) 237-8181 and a copy to: One Hampton Road, Suite 302, Exeter, New Hampshire 03833, Attention: President, Facsimile: (603) 778-6393. Each of the Corporations may from time to time notify the Trustee of a change in address which thereafter, until changed by like notice, shall be the address of each of the Corporations for all purposes of this Trust Indenture. Notice by facsimile transmission shall be deemed to have been effectively given when sent unless sent after the close of business at the place of receipt (in which case it will be deemed to have been effectively given on the next Business Day). Notice by delivery shall be deemed to have been effectively given when delivered to an officer of each of the Corporations. Notice by mail shall be deemed to have been given on the third Business Day following the date such notice is mailed
11.4	Mail Service Interruption
          If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to each of the Corporations would reasonably be unlikely to reach its destination by the time notice by mail would have been deemed to have been given pursuant to Section 11.2 or 11.3, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or, if sent to such party, at the appropriate address in accordance with Section 11.2 or 11.3, as the case may be, by facsimile transmission or other means of prepaid transmitted or recorded communication.

ARTICLE 12
EXECUTION
12.1	Counterparts and Formal Date
          This Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of May 8, 2001.
          IN WITNESS WHEREOF the parties hereto have executed this Trust Indenture.

WESTAIM BIOMEDICAL CORP.

Per:

Per:

WESTAIM BIOMEDICAL INC.

Per:

Per:

MONTREAL TRUST COMPANY OF CANADA

Per:

Authorized Signing Officer

Per:

Authorized Signing Officer

SCHEDULE A

List of Westaim Patents and Patent Applications

[***]

SCHEDULE B
Form of Certificate
CERTIFICATE OF TRUSTEE

TO:	• (the “Licensee”)

AND TO:	Westaim Biomedical Corp. Westaim Biomedical Inc. (collectively, the “Corporations”)

RE:	Trust Indenture Dated May 8, 2001 (the “Trust Indenture”) among the Corporations and Montreal Trust Company of Canada (the “Trustee”)
     The undersigned refers to (x) the License(s) granted to the Licensee by the Corporations pursuant to a License Agreement, copies of such License(s) being attached hereto as Schedule A (the “License(s)”), and (y) the requirement of the Trustee, pursuant to Section 2.3 of the Trust Indenture, to register such License(s) in the register (the ‘Register”) maintained by the Trustee pursuant to Section 3.1 of the Trust Indenture.
     The undersigned hereby certifies and confirms that:
(a)	the undersigned, in its capacity as Trustee under the Trust Indenture, has accepted for registration under the Trust Indenture the License(s); and

(b)	the undersigned will, within the next two Business Days, register such License(s) in the Register.
     Capitalized terms used and not otherwise defined herein shall have the same meanings as ascribed to them in the Trust Indenture.
     Dated as of this                     day of                                        ,                    .

MONTREAL TRUST COMPANY OF CANADA

Per:
Authorized Signing Officer

ARTICLE 12
EXECUTION
12.1 Counterparts and Formal Date
          This Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of May 8, 2001.
          IN WITNESS WHEREOF the parties hereto have executed this Trust Indenture.

WESTAIM BIOMEDICAL CORP.

Per:	/s/ Scott H. Gillis

Per:	/s/ [ILLEGIBLE]

WESTAIM BIOMEDICAL INC.

Per:	/s/ Scott H. Gillis

Per:	/s/ [ILLEGIBLE]

MONTREAL TRUST COMPANY OF CANADA

Per:	/s/ [ILLEGIBLE]
Authorized Signing Officer

Per:	/s/ [ILLEGIBLE]

Authorized Signing Officer